UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2015

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On July 17, 2015, Ingersoll-Rand plc and certain of its U.S. subsidiaries (the “Company”) entered into an agreement with the Internal Revenue Service (the “IRS”) to resolve all disputes previously described in the Company’s periodic filings related to intercompany debt incurred in connection with the Company’s 2001 reorganization (the “2001 Debt”), any similar issues related to other intercompany debt outstanding during the 2002-2011 period and all related issues including the issue of the recharacterized distributions. The resolution must be reported to the Congressional Joint Committee on Taxation (the “JCT”) for review and cannot be finalized until the IRS considers the views, if any, expressed by the JCT about the matter.

This resolution covers the intercompany debt and related issues described above for the entire period from 2002-2011 and includes all aspects of the controversy before the U.S. Tax Court, the Appeals Division and the Examination Division of the IRS.

Pursuant to the agreement with the IRS, no penalties will apply with regard to any of the tax years 2002-2011, the Company will pay $230 million in withholding tax, plus interest with respect to the 2002-2006 years and no additional tax will be owed with respect to these intercompany debt and related matters for the years 2007-2011. As the Company previously disclosed, the IRS had asserted the Company owed approximately $774 million in taxes plus additional amounts for penalties and interest for the 2002-2006 tax years, and the Company expected the IRS to raise similar claims for the 2007-2011 period.

In connection with this resolution, the Company will recognize a charge of approximately $227 million to income tax expense in the second quarter of 2015 and expects to have a net cash outflow in the second half of 2015 of approximately $375 million (consisting of the $230 million in tax and $145 million of net interest).

Safe Harbor Statement

This current report on Form 8-K includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the resolution of tax disputes previously described in the Company’s periodic filings, the financial impact of such resolution and expectations regarding cash outflows related to the resolution. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to the review by the JCT and the IRS consideration of the views expressed by the JCT. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2014, and other SEC filings. We assume no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Registrant)

Date: July 21, 2015        /s/ Susan K. Carter
Susan K. Carter, Senior Vice President
and Chief Financial Officer